Exhibit 10.44

December 20, 2002

COMMERCIAL LEASE AND DEPOSIT RECEIPT

RECEIVED FROM Monterey Pasta Company, a Delaware Corporation, hereinafter referred to as LESSEE, the sum of $2,975.00 (Two Thousand Nine Hundred Seventy Five and xx/100 DOLLARS), evidenced by a company check, as a deposit which upon acceptance of this lease shall belong to Lessor and shall be applied as follows:

	TOTAL	RECEIVED	BALANCE DUE PRIOR TO OCCUPANCY
Rent for the period from 3-1-03 to 3-31-03	$1,487.50	$1,487.50	$-0-
Security deposit	$1,487.50	$1,487.50	$-0-
Other	$-0-	$-0-	$-0-
TOTAL	$2,975.00	$2,975.00	$-0-

In the event that this lease is not accepted by the Lessor within 5 days, the total deposit received shall be refunded.

Lessee hereby offers to lease from Lessor the premises situated in the City of Salinas County of Monterey State of California described as 1514 Moffett Street Suite E. Zip 93905 upon the following TERMS and CONDITIONS:

1.                                       TERM:  The term hereof shall commence on:  March 1, 2003  and expire on: February 28, 2006

2.                                       RENT:  The total rent shall be $1,487.50  payable as follows:  On the first day of each month, Lessee shall pay a late fee of $100.00 for any payment that is not received by the fifth of each month.  All rents shall be paid to Owner or his authorized agent, at the following address 1518 Moffett Street Suite E. Salinas, CA 93905, or at such other places as may be designated by Owner from time to time.

3.                                       USE:  The premises are to be used for the operation of General office space and for no other purpose.  and for no other purpose, without prior written consent of Lessor.

4.                                       USES PROHIBITED:  Lessee shall not use any portion of the premises for purposes other than those specified hereinabove, and no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the premises.

5.                                       ASSIGNMENT AND SUBLETTING:  Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld.  Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

6.                                       ORDINANCES AND STATUTES:  Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.  The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the Lessor, be deemed a breach hereof.

7.                                       MAINTENANCE, REPAIRS, ALTERATIONS:  Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein.  Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted.  Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and

See ADDENDUM #1 which shall be maintained by Lessor.

No improvement or alteration of the premises shall be made without the prior written consent of the Lessor.  Prior to the commencement of any substantial repair, improvement, or alteration, Lessee shall give Lessor at least two (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens.

Lessee shall not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

ENTRY AND INSPECTION:  Lessee shall permit Lessor or Lessor’s agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual “To Let” or “For Leases and permit persons desiring to lease the same to inspect the premises thereafter.

8.                                       INDEMNIFICATION:  See ADDENDUM #1

9.                                       POSSESSION:  If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 30 days of the commencement of the term hereof.

10.                                 INSURANCE:  Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows 1,000,000.00 combined single limits

Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured.  The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage.

To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

11.                                 UTILITIES:  Lessee agrees that he shall be responsible for the payment of all utilities, including gas, electricity, and services delivered to the premises.

12.                                 SIGNS:  Lessor reserves the exclusive right to the roof, side and rear walls of the Premises.  Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld.

13.                                 ABANDONMENT OF PREMISES:  Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of Lessor.

14.                                 CONDEMNATION:  If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall-as to the part taken, terminate as of the date the condemner acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that Lessor may at his option, terminate this lease as of the date the condemner acquires possession. In the event that the demised premises are condemned in whole, or that such portion is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemner acquires possession.  All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses.

15.                                 TRADE FIXTURES:  Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee.  Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

16.                                 DESTRUCTION OF PREMISES:  In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party.

In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

In the event of any dispute between Lessor and Lessee with respect to the provisions hereof, the matter shall be settled by arbitration in such a manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.

17.                                 HAZARDOUS MATERIALS:  Lessee shall not use, store, or dispose of any hazardous substances upon the premises, except use and storage of such substances if they are customarily used in lessee’s business, and such use and storage complies with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property.

18.                                 INSOLVENCY:  In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors, or Lessee takes or suffers any action under any insolvency or bankruptcy act, the same shall constitute breach of this lease by Lessee.

19.                                 REMEDIES OF OWNER ON DEFAULT:  In the event of any breach of this lease by Lessee, Lessor may, at his option, terminate the lease and recover from Lessee:  (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term aver the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

Lessor may, in the alternative, continue this lease in effect, as long as Lessor does not terminate Lessee’s right to possession, and Lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease.  If said breach of lease continues, Lessor may, at any time thereafter, elect to terminate the lease.

Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

20.                                 SECURITY: The security deposit set forth above, if any, shall secure the performance of the Lessee’s obligations hereunder.  Lessor may, but shall not be obligated to apply all or portions of said deposit on account of Lessee’s obligations hereunder.  Any balance remaining upon termination shall be resumed to Lessee.  Lessee shall not have the right to apply the Security Deposit in payment of the last month’s rent.

21.                                 DEPOSIT REFUNDS:  The balance of all deposits shall be refunded within two weeks from date possession is delivered to Owner or his authorized Agent, together with a statement showing any charges made against such deposits by Owner.

22.                                 ATTORNEY’S FEES:  In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney’s fee.

23.                                 WAIVER:  No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

24.                                 NOTICES:  Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

25.                                 HOLDING OVER:  Any holding over after the expiration of this lease, with the consent of Lessor, shall be construed as a month-to-month tenancy at a rental of:  The rent for the last month of the initial term of the lease, plus ten (10%).

26.                                 TIME:  Time is of the essence of this lease.

27.                                 HEIRS, ASSIGNS, SUCCESSORS:  This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

28.                                 TAX INCREASE:  In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 5.24% of the increase in taxes upon the land and building in which the leased premises are situated.  In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

29.                                 COST OF LIVING INCREASE:  The rent provided for in paragraph 2 shall be adjusted effective upon the first day of the month immediately following the expiration of 12 months from date of commencement of the term and upon the expiration of each 12 months thereafter in accordance with changes in the San Francisco-Oakland-San Jose Index for All Urban Consumers (1982-84=100) hereinafter called the “CPI”  The monthly rent shall be increased to an amount equal to the monthly rent set forth in paragraph 2 multiplied by a fraction the numerator of which is the CPI for the second calendar month immediately preceding the adjustment date and the denominator of which is the CPI for the second calendar month preceding the commencement of the lease term Provided, however, in no event shall the monthly rent be less than the amount set forth in paragraph 2.

30.                                 LESSOR’S LIABILITY:  The term “Lessor”, as used in this paragraph, shall mean only the owner of the real property or a Lessee’s interest in a ground lease of the premises.  In the event of any transfer of such title or interest, the Lessor named herein (or the grantor in case of any subsequent transfers) shall be relieved of all liability related to Lessor’s obligations to be performed after such transfer.  Provided, however, that any funds in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee.  Lessor’s aforesaid obligations shall be binding upon Lessor’s successors and assigns only during their respective periods of ownership.

31.                                 ESTOPPEL CERTIFICATE:

                                                (a)  Lessee shall at anytime upon not less than ten (10) days’ prior written notice from Lessor execute, acknowledge and delivered to Lessor a statement in writing [1] certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and [2] acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

                                                (b)  At Lessor’ option, Lessee’s failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee [1] that this Lease is in full force and effect, without modification except as may be represented by Lessor, [2] that there are no uncured defaults in lessor’s performance, and [3] that not more than one month’s rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

                                                (c)  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser.  Such statements shall include the past three years’ financial statements of Lessee.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

32.                                 COMMON AREA EXPENSES:  In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his pro-rata share of maintenance, taxes, and insurance increases for the common area.

33.                                 ADDENDUM:  An addendum, signed by the parties [X] is attached, [ ] is not attached hereto.

ENTIRE AGREEMENT:  The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.  The following Exhibits, if any, have been made a part of this lease before the parties’ execution hereof:

See ADDENDUM #1 and Exhibit “A”

LESSEE UNDERSTANDS THAT THIS IS A PROPOSAL TO LEASE AND DOES NOT BIND LESSOR UNTIL APPROVED AND ACKNOWLEDGED BY LESSOR.

The undersigned Lessee hereby acknowledges receipt of a copy hereof.

	AGREED LESSEE:	AGREED LESSOR:
Monterey Pasta Company		Conrad Family Trust
a Delaware Corporation

By:	/s/ Steve Brinkman	By:	/s/ Jim Conrad
	Steve Brinkman, Chief Financial Officer.		Jim Conrad, Trustee
Date:	01-02-03	Date:	1-3-03
Address:	1528 Moffett Street	Address:	1518 Moffett Street
	Salinas, CA 93905		Salinas, CA 93905

Phone:	753-6262	Phone:	422-1722
Fax:	755-0684	Fax:	422-1762

ADDENDUM # 1

THIS ADDENDUM IS ATTACHED TO AND MADE A PART THE OF THAT CERTAIN LEASE AGREEMENT DATED DECEMBER 20, 2002 WHEREIN MONTEREY PASTA COMPANY IS REFERRED TO AS LESSEE AND THE CONRAD FAMILY TRUST IS REFERRED TO AS LESSOR FOR THAT REAL PROPERTY COMMONLY KNOWN AS 1514 MOFFETT STREET SUITE E. SALINAS, CALIFORNIA 93905.

7.                         MAINTENANCE, REPAIRS, ALTERATIONS:

Lessor at Lessor’s sole cost and expense shall complete the following improvements in the demised premises:

a. Paint the entire premises with building standard paint, color by tenant.

b. Install new carpet with building standard carpet, color to be selected by tenant.

c. Construct two new offices as shown on Exhibit “A” to include wallpaper on the walls designated (W) with building standard wallpaper, color to be selected by tenant, and a glass window 4’x 4’ in the walls designated by (G) the remaining walls to be painted with standard paint and color as selected in paragraph a.

d. Heating and Air Conditions in the new offices.

8.                         INDEMNIFICATION:

Lessee shall indemnify and hold Lessor harmless against any and all claims arising from the negligence of Lessee, its officers, agents, invitees or employees, or arising from the failure of Tenant to comply with any covenant or agreement required to be performed herein by Lessee, and shall at Lessee’s own expense defend Lessor against suits or actions arising from such injury or damage and all appeals therefrom, and shall satisfy from discharge any judgement or decree that may be awarded against Lessor in any such proceeding.  Lessee shall not be required to indemnify, defend or hold Lessor harmless from or against claims, liability, loss, cost or expenses arising out of (i) the breach by Lessor or Lessor’s agents, employees, licensees, invitees, or independent contractors (collectively “Lessor’s Agents”), of any covenant, representation or warranty under this Lease, or (ii) any negligence or willful misconduct of Lessor or Lessor’s Agents.  Lessor shall indemnify and hold Lessee harmless against any and all claims from the negligence of Lessor  or Lessor’s Agents or arising from Lessor’s failure to comply with any covenant or agreement required to be performed by Lessor herein and Lessor shall at Lessor’s expense, defend Lessee against any actions arising from such injury or damage and all appeals therefrom and shall satisfy and discharge any judgement or decree that may be awarded against Lessee in any such proceeding.

34.                   PARKING:

Lessee shall be allowed along with the other tenants in the complex the non-exclusive use of four (4) parking spaces on a first come first serve basis.

Agreed Lessee:		Agreed Lessor:

Monterey Pasta Company		Conrad Family Trust
a Delaware Corporation.

By:	/s/ Steve Brinkman	By:	/s/ Jim Conrad
	Steve Brinkman, Chief Financial Officer		Jim Conrad, Trustee

Date:	1-02-03	Date:	1-3-03

Exhibit "A"

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